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PROVIDENT AMERICAN CORPORATION                                                                              EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE



(In thousands except per share data)           Three Months ended September 30,           Nine Months Ended September 30,
                                                     1998                1997                1998                1997
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Basic Earnings Per Share

NET INCOME APPLICABLE TO COMMON STOCK:           $ (3,364)           $ (1,049)           $ (3,111)           $ (5,995)
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WEIGHTED AVERAGE SHARES:                           10,169              10,071              10,131              10,069
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BASIC EARNINGS PER SHARE:                        $  (0.33)           $  (0.10)           $  (0.31)           $  (0.60)
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Diluted Earnings Per Share

NET INCOME APPLICABLE TO COMMON STOCK:           $ (3,364)           $ (1,049)           $ (3,111)           $ (5,995)
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WEIGHTED AVERAGE SHARES:
   Common stock                                    10,169              10,071              10,131              10,069
   Common stock equivalents applicable
      to stock options and warrants                     *                   *                   *                   *
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      Total                                        10,169              10,071              10,131              10,069
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DILUTED EARNINGS PER SHARE:                      $  (0.33)           $  (0.10)           $  (0.31)           $  (0.60)
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* Not applicable